UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

December 20, 2005

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005, the Compensation Committee and the independent members of the Board of Directors of Capital One Financial Corporation (the “Company”) approved the 2006 annual compensation of Richard D. Fairbank, its Chairman, Chief Executive Officer and President. Under this compensation arrangement, in lieu of any salary, annual cash incentive, other cash or equity-based long-term incentives, and retirement plan contributions for 2006, Mr. Fairbank received a grant of nonstatutory options to purchase 573,000 shares of the Company’s common stock. The stock options have an exercise price of $87.275 (which was the fair market value of the Company’s common stock on the grant date), will become exercisable in full on the fifth anniversary of the grant date and will expire ten years from the grant date. The stock options shall also become exercisable in full upon the death or disability of Mr. Fairbank, or a change in control of the Company (as those terms are terms are defined in the Plan). The stock options shall immediately expire, to the extent not already exercisable, in the event Mr. Fairbank ceases to be employed by the Company for any reason other than death, disability or retirement. Upon retirement by Mr. Fairbank, these options would continue to vest post-retirement with an exercisability period of the shorter of five years from his retirement date, or the remaining term of the options. The stock options were granted out of the Company’s 2004 Stock Incentive Plan.

This arrangement reflects the Company’s continued commitment to aligning the interests of its Chairman, Chief Executive Officer and President with those of its stockholders through a compensation program designed to encourage management decisions that increase stockholder value over the long term. The Compensation Committee also believes the 2006 compensation program for Mr. Fairbank is an important component of retaining a successful and highly talented senior executive.

A form of the stock option agreement for this grant is attached to this filing as Exhibit 99.1

Item 7.01 Regulation FD Disclosure.

The Company hereby furnishes the information in Exhibit 99.1 hereto.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

99.1	Form of Nonstatutory Stock Option Agreement between Capital One Financial Corporation and Richard D. Fairbank pursuant to the Company’s 2004 Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: December 20, 2005	By:	/S/ JOHN G. FINNERAN, JR.
John G. Finneran, Jr. Executive Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

99.1	Form of Nonstatutory Stock Option Agreement between Capital One Financial Corporation and Richard D. Fairbank pursuant to the Company’s 2004 Stock Incentive Plan.

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